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                                                                   Exhibit 99.6

                               OFFER TO EXCHANGE
                    EACH OUTSTANDING SHARE OF COMMON STOCK
                                      OF
                              DIGENE CORPORATION
                                      FOR
                         1.1969 SHARES OF COMMON STOCK
                             OF CYTYC CORPORATION
                        AND CASH IN THE AMOUNT OF $4.00
                                      BY
                                 CRUISER, INC.
                           A WHOLLY OWNED SUBSIDIARY
                                      OF
                               CYTYC CORPORATION
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             THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00
           MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, MARCH 28 2008,
                               UNLESS EXTENDED.
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                                                                  March 1, 2002

To Our Clients:

   Enclosed for your consideration are the preliminary prospectus, dated March 1, 2002 (as such preliminary prospectus may be amended and supplemented, the "Prospectus") and in the related Letter of Transmittal (which together with the Prospectus and any amendments or supplements thereto, collectively constitute the "Offer"), relating to the offer by Cruiser, Inc., a Delaware corporation ("Merger Sub") and a wholly owned subsidiary of Cytyc Corporation, a Delaware corporation ("Cytyc"), to acquire each outstanding share of Common Stock, $0.01 par value per share (individually, a "Share" and, collectively, "Shares"), of Digene Corporation, a Delaware corporation ("Digene"), validly tendered and not properly withdrawn at a price per Share of (i) $4.00 in cash and (ii) 1.1969 shares of common stock, par value $0.01 per share, of Cytyc, upon the terms and subject to the conditions set forth in the Offer. The Offer is being made in connection with the Agreement and Plan of Merger, dated as of February 19, 2002, by and among Cytyc, Merger Sub and Digene (the "Merger Agreement"). Merger Sub is a corporation newly formed by Cytyc in connection with the Offer and the transactions contemplated thereby. Also enclosed is the letter to stockholders of Digene from Evan Jones, Chairman of the Board and Chief Executive Officer of Digene, together with a Solicitation/ Recommendation Statement on Schedule 14D-9 filed with the Securities and Exchange Commission by Digene. This material is being forwarded to you as the beneficial owner of Shares carried by us in your account but not registered in your name.

   We are (or our nominee is) the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used to tender Shares held by us for your account.

   Accordingly, we request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, pursuant to the terms and conditions set forth in the Offer.

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   Please note the following:

   1. The consideration you will receive is $4.00 in cash and 1.1969 shares of common stock, par value $0.01 per share, of Cytyc per Share excepted for exchange.

   2. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Thursday, March 28, 2002, unless extended.

   3. The Offer is conditioned upon, among other things, (i) there being validly tendered and not withdrawn immediately prior to the expiration of the Offer that minimum number of Shares which would represent a majority of the Shares that are then outstanding on a fully diluted basis after giving effect to the exercise or conversion of all options, rights and other securities exercisable or convertible into or exchangeable for Shares and (ii) the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations thereunder having expired or been terminated prior to the expiration of the Offer. The Offer is also subject to the satisfaction of certain other conditions. See the Prospectus under "The Offer--Conditions to the Offer."

   4. The Offer is being made for all of the outstanding Shares.

   5. Tendering stockholders will not be obligated to pay brokerage fees or commissions (other than pursuant to their individual broker relationship) on the exchange of Shares by Merger Sub pursuant to the Offer. Tendering stockholders will be obligated to pay stock transfer taxes on the transfer of Shares pursuant to the Offer. Certain tax withholding and federal income tax backup withholding may be required, unless an exemption is provided or unless the required taxpayer identification information is provided. See Instruction 8 "Backup Withholding" of the Letter of Transmittal.

   6. The board of directors of Digene has (a) determined that each of the Merger Agreement, the Transaction Option Agreement dated as of February 19, 2002 by and between Cytyc and Digene (the "Transaction Option Agreement"), the Stockholders Agreement dated as of February 19, 2002 by and among Cytyc, Merger Sub, Digene and certain Stockholders of Digene (the "Stockholders Agreement"), the Offer and the Merger (as defined in the Merger Agreement) is advisable and fair to, and in the best interests of, the stockholders of Digene, (b) approved the execution, delivery and performance of the Merger Agreement, the Transaction Option Agreement, and the Stockholders Agreement and the completion of the transactions contemplated thereby, including the Offer and the Merger, and (c) recommended that holders of Shares accept the Offer, approve and adopt the Merger Agreement and approve the Merger.

   7. In all cases, exchange for Shares tendered and accepted for exchange pursuant to the Offer will be made only after timely receipt by the exchange agent for the Offer, EquiServe Trust Company, N.A. ("EquiServe"), of (i) certificates for such Shares or timely confirmation of a book-entry transfer of such Shares into EquiServe's account at The Depository Trust Company, pursuant to the procedures set forth in the Prospectus under "The Offer--Procedure for Tendering," (ii) a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with all required signature guarantees or, in the case of a book-entry transfer, an Agent's Message (as defined in the Prospectus under "The Offer--Procedure for Tendering") and (iii) any other documents required by the Letter of Transmittal.

   If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set

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forth below. For your convenience, enclosed is a return envelope for your completed instruction form. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified below. Please forward your instructions to us to allow us ample time to tender your Shares on your behalf prior to the expiration of the Offer.

   The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares residing in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. However, Merger Sub may, in its discretion, take such action as it may deem necessary to make the Offer in any jurisdiction and extend the Offer to holders of Shares in such jurisdiction.

   In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Merger Sub by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

   Any inquiries you may have with respect to the Offer should be addressed to, and additional copies of the enclosed materials may be obtained from Innisfree M&A Incorporated, the Information Agent for the Offer, at (888) 750-5834.

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              INSTRUCTIONS WITH RESPECT TO THE OFFER TO EXCHANGE
                    EACH OUTSTANDING SHARE OF COMMON STOCK
                                      OF
                              DIGENE CORPORATION
                                      FOR
                         1.1969 SHARES OF COMMON STOCK
                             OF CYTYC CORPORATION
                        AND CASH IN THE AMOUNT OF $4.00
                                      BY
                                 CRUISER, INC.
                           A WHOLLY OWNED SUBSIDIARY
                                      OF
                               CYTYC CORPORATION

   The undersigned acknowledge(s) receipt of your letter, the enclosed preliminary prospectus, dated March 1, 2002 (as such preliminary prospectus may be amended and supplemented, the "Prospectus"), and the related Letter of Transmittal (which together with any amendments or supplements thereto collectively constitute the "Offer") in connection with the offer by Cruiser, Inc., a Delaware corporation ("Merger Sub") and wholly owned subsidiary of Cytyc Corporation, a Delaware corporation ("Cytyc"), to acquire each outstanding share of Common Stock, $0.01 par value per share (individually, a "Share" and, collectively, the "Shares"), of Digene Corporation, a Delaware corporation, validly tendered and not properly withdraw at a price per Share of
(i) $4.00 in cash and (ii) 1.1969 shares of common stock, par value $0.01 per share, of Cytyc upon the terms and subject to the conditions set forth in the Offer.

   This will instruct you to tender to Merger Sub the number of Shares indicated below (or if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Number of Shares to be
Tendered*:_______________________________________________________________
Account
Number:_______________________________________________________________________
Date:_________________________________________________________________________

                                   SIGN HERE

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SIGNATURE(S)

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PRINT NAME(S)

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PRINT ADDRESS(ES)

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AREA CODE AND TELEPHONE NUMBER(S)

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TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER(S)

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THIS FORM MUST BE RETURNED TO THE BROKERAGE FIRM MAINTAINING YOUR ACCOUNT.

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*  UNLESS OTHERWISE INDICATED, IT WILL BE ASSUMED THAT ALL SHARES HELD BY US
   FOR YOUR ACCOUNT ARE TO BE TENDERED.


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